FORM OF CONSENT OF MERRILL LYNCH





Board of Directors
MCB Financial Corporation
1248 Fifth Avenue
San Rafael, CA 94901


Members of the Board:

         We hereby consent to the use of our opinion letter dated August 15, 2001 to the Board of Directors of MCB Financial Corporation included as Appendix B-2 to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of MCB Financial Corporation with and into Business Bancorp, and to the references to such opinion in such Proxy Statement/Prospectus under the caption "THE MERGER - Opinions of financial advisors--Opinion of MCB Financial's financial advisor". In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.




                              MERRILL LYNCH, PIERCE, FENNER & SMITH
                                          INCORPORATED

                              By:   /s/ C.G. Narcisse
                                  --------------------------------
                                  Name:  C.G. Narcisse
                                  Title: Vice President




September 24, 2001